Exhibit 5.1
[COVINGTON & BURLING LLP LETTERHEAD]

August 10, 2010
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
Ladies and Gentlemen:
     We have acted as counsel to The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of: (i) one or more series of debt securities (the “Debt Securities”) and (ii) guarantees of the Debt Securities (the “Guarantees”) by certain subsidiaries of the Company listed on Schedule A hereto (collectively, the “Guarantors”), pursuant to the registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). As described in the Registration Statement, the Debt Securities and Guarantees may be issued from time to time in one or more offerings.
     We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Company and the Guarantors that are incorporated or formed in the State of Ohio, the State of Arizona or the province of Ontario, Canada (such Guarantors, listed on Schedule B hereto, the “Non-Covered Guarantors”), are validly existing and in good standing under the laws of the jurisdiction in which each is incorporated or formed, as applicable, and that each has the corporate or limited liability company power, authority and legal right, as applicable, to execute, deliver and perform the indenture referred to below, the Debt Securities and the Guarantees, as applicable. With respect to all matters of Ohio law, we note that you are relying on an opinion of David Bialosky, Senior Vice President, General Counsel and Secretary of the Company, which is filed as Exhibit 5.2 to the Registration Statement. With respect to all matters of Arizona law, we note that you are relying on an opinion of Squire, Sanders & Dempsey L.L.P., which is filed as Exhibit 5.4 to the Registration Statement. With respect to all matters of the law of the province of Ontario, Canada, we note that you are relying on an opinion of Fasken Martineau DuMoulin LLP, which is filed as Exhibit 5.3 to the Registration Statement.
     We have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantors, and other sources believed by us to be responsible.
     Based upon the foregoing, we are of the opinion that when, as and if: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by applicable law, (ii) an indenture in the form of Exhibit 4.1 to the Registration Statement has been duly executed and delivered on behalf of the Company, the Guarantors and a trustee qualified to act as such under applicable law and such indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) all necessary corporate action has been taken by the Company and the Guarantors to authorize the form, terms, execution and delivery of the Debt Securities, the Guarantees and the applicable indenture, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (v) the Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the applicable indenture and the Debt Securities and Guarantees have been duly issued and delivered against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement and the applicable prospectus supplement setting forth the terms of the Debt Securities and the Guarantees, and assuming the Debt Securities and Guarantees as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company and the Guarantors, whether imposed by any agreement or instrument to which the Company or any Guarantor is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or any Guarantor or otherwise, then, upon the happening of such events, the Debt Securities and the Guarantees will constitute the valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     We are members of the bars of the State of New York and the State of California. We do not express any opinion herein on any laws other than the law of the State of New York, the law of the State of California, the Delaware General Corporation Law and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the federal law of the United States of America.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Covington & Burling LLP

SCHEDULE A
Guarantors

Guarantor	State of Incorporation or Formation

Celeron Corporation	Delaware

Dapper Tire Co., Inc.	California

Divested Companies Holding Company	Delaware

Divested Litchfield Park Properties, Inc.	Arizona

Goodyear Canada Inc.	Ontario, Canada

Goodyear Export Inc.	Delaware

Goodyear Farms, Inc.	Arizona

Goodyear International Corporation	Delaware

Goodyear Western Hemisphere Corporation	Delaware

Wheel Assemblies Inc.	Delaware

Wingfoot Commercial Tire Systems, LLC	Ohio

Wingfoot Ventures Eight Inc.	Delaware

SCHEDULE B
Non-Covered Guarantors

Guarantor	State of Incorporation or Formation

Divested Litchfield Park Properties, Inc.	Arizona

Goodyear Canada Inc.	Ontario, Canada

Goodyear Farms, Inc.	Arizona

Wingfoot Commercial Tire Systems, LLC	Ohio